EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2026 Second Quarter Results

STAMFORD, Conn., May 06, 2026 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today filed its quarterly report on Form 10-Q with the SEC and announced financial results for the fiscal 2026 second quarter, the three months ended March 31, 2026.

Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025
For the fiscal 2026 second quarter, Star reported a 3.2 percent increase in total revenue to $766.7 million compared with $743.0 million in the prior-year period, reflecting higher heating oil and propane volumes sold. The amount of home heating oil and propane sold during the fiscal 2026 second quarter rose by 0.6 million gallons, or 0.4 percent, to 144.5 million gallons, as the additional volume provided from acquisitions and colder temperatures, more than offset the impact of net customer attrition and other factors. Temperatures in Star's geographic areas of operation for the three months ended March 31, 2026 were 6.4 percent colder than the three months ended March 31, 2025 and 2.8 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income rose by $22.4 million in the quarter, to $108.3 million, primarily due to a favorable change in the fair value of derivative instruments of $20.7 million, a $10.5 million increase in Adjusted EBITDA, a $0.6 million decrease in depreciation and amortization expense, and $0.4 million lower net interest expense, partially offset by a $9.7 million increase in income tax expense.

The Company reported second quarter Adjusted EBITDA (a non-GAAP measure defined below) of $138.7 million, up $10.5 million year-over-year, primarily due to a $5.3 million increase in Adjusted EBITDA in the base business, $2.1 million higher Adjusted EBITDA from recent acquisitions, and a $3.1 million decrease in expense related to the Company's weather hedge contracts. The increase in Adjusted EBITDA in the base business was driven by the higher home heating oil and propane volume, due to colder weather, an increase in home heating oil and propane per gallon margins, and higher installation profitability, partially offset by an increase in operating expenses. While home heating oil and propane volume grew by just 0.4 percent during this period, the extreme weather conditions significantly impacted direct operating costs, which rose by $4.0 million, or 5.9 percent; insurance expense also increased by $4.0 million largely due to higher claims expense attributable to the weather. At the same time, the Company did not recognize any expense or benefit under its weather hedge contracts in the second quarter of fiscal 2026 (versus a $3.1 million expense recorded for the three months ended March 31, 2025) due to the fact that Star already recognized the cap of $5.0 million expense under its weather hedge contracts during the first quarter.

“The second quarter was, in many ways, a continuation of conditions experienced in the first. Colder temperatures were the norm across much of our operating footprint, resulting in slightly higher heating oil and propane volumes sold, but the severe weather – including storms and high snowfall – also raised operating expenses,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “That said, we were still able to post Adjusted EBITDA of nearly $139 million and kept net customer attrition under 1 percent -- both important accomplishments for the Company. We also closed on one small heating oil acquisition during the quarter. Given the challenges of this past winter, we’re very pleased with how the team performed and are working on continued improvement to our underlying operations in the second half.”

Six Months Ended March 31, 2026 Compared to the Six Months Ended March 31, 2025
For the six months ended March 31, 2026, Star reported a 6.1 percent increase in total revenue to $1.3 billion, reflecting higher product volumes sold and an increase in selling prices in response to higher wholesale product costs. The volume of home heating oil and propane sold during the first six months of fiscal 2026 increased by 12.1 million gallons, or 5.3 percent, to 238.4 million gallons, reflecting colder temperatures and the additional volume provided from acquisitions, more than offsetting net customer attrition and other factors. Temperatures in Star’s geographic areas of operation fiscal year-to-date were 11.0 percent colder than during the prior-year period and 4.1 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

For the six months ended March 31, 2026, Star’s net income increased $25.3 million, to $144.1 million, compared to the prior-year period, primarily due to a $27.0 million increase in Adjusted EBITDA and a favorable change in the fair value of derivative instruments of $10.1 million, partially offset by an $11.1 million increase in income tax expense and $0.5 million higher net interest expense.

Year-to-date Adjusted EBITDA increased $27.0 million, to $207.0 million, compared to the six months ended March 31, 2025, primarily due to a $22.1 million increase in Adjusted EBITDA in the base business and a $6.8 million higher Adjusted EBITDA from recent acquisitions, partially offset by a $1.9 million increase in expense related to the Company's weather hedge contracts. The increase in Adjusted EBITDA in the base business was driven by higher home heating oil and propane volumes, an increase in home heating oil and propane per-gallon margins, and higher installation profitability, partially reduced by an increase in operating expenses due to the colder weather. The temperatures experienced during the weather hedge period ending March 31, 2026 were colder than the strike prices and, therefore, the Company recorded an expense under the weather hedge contracts of $5.0 million, versus a $3.1 million expense recorded for the six months ended March 31, 2025.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, May 7, 2026. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including federal, state and municipal laws restricting greenhouse gases ("GHG") emissions and federal, state and local environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2025. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2026	2025
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$12,190	$24,683
Receivables, net of allowance of $7,660 and $7,196, respectively	262,181	102,119
Inventories	80,894	47,022
Fair asset value of derivative instruments	30,921	790
Prepaid expenses and other current assets	55,413	32,667
Total current assets	441,599	207,281
Property and equipment, net	127,550	128,605
Operating lease right-of-use assets	93,063	93,264
Goodwill	293,955	293,350
Intangibles, net	116,653	124,892
Restricted cash	250	250
Captive insurance collateral	79,673	78,189
Deferred charges and other assets, net	11,483	11,500
Total assets	$1,164,226	$937,331
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$44,191	$33,667
Revolving credit facility borrowings	87,436	—
Fair liability value of derivative instruments	—	1,398
Current maturities of long-term debt	21,000	21,000
Current portion of operating lease liabilities	20,383	19,934
Accrued expenses and other current liabilities	168,358	119,497
Unearned service contract revenue	76,086	66,927
Customer credit balances	29,674	86,810
Total current liabilities	447,128	349,233
Long-term debt	156,753	167,118
Long-term operating lease liabilities	76,074	77,206
Deferred tax liabilities, net	45,294	30,823
Other long-term liabilities	15,510	16,171
Partners' capital
Common unitholders	439,963	314,733
General partner	(6,000)	(6,605)
Accumulated other comprehensive loss, net of taxes	(10,496)	(11,348)
Total partners' capital	423,467	296,780
Total liabilities and partners' capital	$1,164,226	$937,331

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2026	2025	2026	2025
Sales:
Product	$689,788	$665,105	$1,137,771	$1,064,564
Installations and services	76,927	77,940	168,200	166,544
Total sales	766,715	743,045	1,305,971	1,231,108
Cost and expenses:
Cost of product	412,437	406,950	680,975	655,649
Cost of installations and services	78,409	76,210	164,087	157,875
(Increase) decrease in the fair value of derivative instruments	(26,812)	(6,101)	(21,417)	(11,359)
Delivery and branch expenses	129,774	124,927	239,711	224,254
Depreciation and amortization expenses	8,285	8,912	17,040	16,815
General and administrative expenses	8,716	8,187	16,309	15,370
Finance charge income	(1,275)	(1,412)	(2,153)	(2,087)
Operating income	157,181	125,372	211,419	174,591
Interest expense, net	(4,143)	(4,464)	(7,962)	(7,475)
Amortization of debt issuance costs	(265)	(230)	(527)	(530)
Income before income taxes	$152,773	$120,678	$202,930	$166,586
Income tax expense	44,490	34,767	58,857	47,791
Net income	$108,283	$85,911	$144,073	$118,795
General Partner's interest in net income	1,063	802	1,412	1,109
Limited Partners; interest in net income	$107,220	$85,109	$142,661	$117,686

Per unit data (Basic and Diluted):
Net income available to limited partners	$3.26	$2.46	$4.32	$3.40
Dilutive impact of theoretical distribution of earnings	0.60	0.45	0.77	0.60
Basic and diluted income per Limited Partner Unit:	$2.66	$2.01	$3.55	$2.80

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	32,885	34,569	32,985	34,578

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$108,283	$85,911
Plus:
Income tax expense	44,490	34,767
Amortization of debt issuance costs	265	230
Interest expense, net	4,143	4,464
Depreciation and amortization	8,285	8,912
EBITDA	165,466	134,284
(Increase) / decrease in the fair value of derivative instruments	(26,812)	(6,101)
Adjusted EBITDA	138,654	128,183
Add / (subtract)
Income tax expense	(44,490)	(34,767)
Interest expense, net	(4,143)	(4,464)
Provision for losses on accounts receivable	3,071	2,987
Increase in accounts receivables	(67,041)	(43,246)
(Increase) decrease in inventories	(11,240)	4,520
Decrease in customer credit balances	(29,757)	(45,201)
Change in deferred taxes	13,021	8,737
Change in other operating assets and liabilities	(3,970)	31,856
Net cash (used in) provided by operating activities	$(5,895)	$48,605
Net cash used in investing activities	$(4,860)	$(81,755)
Net cash provided by financing activities	$3,088	$2,860

Home heating oil and propane gallons sold	144,500	143,900
Other petroleum products	26,800	28,900
Total all products	171,300	172,800

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Six Months Ended March 31,
(in thousands)	2026	2025
Net income	$144,073	$118,795
Plus:
Income tax expense	58,857	47,791
Amortization of debt issuance costs	527	530
Interest expense, net	7,962	7,475
Depreciation and amortization	17,040	16,815
EBITDA	228,459	191,406
(Increase) / decrease in the fair value of derivative instruments	(21,417)	(11,359)
Adjusted EBITDA	207,042	180,047
Add / (subtract)
Income tax expense	(58,857)	(47,791)
Interest expense, net	(7,962)	(7,475)
Provision for losses on accounts receivable	2,804	3,169
Increase in accounts receivables	(162,868)	(124,722)
Increase in inventories	(33,777)	(22,150)
Decrease in customer credit balances	(57,304)	(61,400)
Change in deferred taxes	14,163	11,404
Change in other operating assets and liabilities	35,682	52,959
Net cash used in operating activities	$(61,077)	$(15,959)
Net cash used in investing activities	$(9,819)	$(86,407)
Net cash provided by financing activities	$58,403	$3,533

Home heating oil and propane gallons sold	238,400	226,300
Other petroleum products	56,600	59,600
Total all products	295,000	285,900

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com